Exhibit 99.1

PRESS RELEASE

For information contact:

Jim Storey

Director, Investor Relations & Corporate Communications

704.973.7107

jstorey@horizonlines.com

HORIZON LINES REPORTS FOURTH-QUARTER 2011 FINANCIAL RESULTS

CHARLOTTE, NC, April 10, 2012 – Horizon Lines, Inc. (OTCQB: HRZL) today reported financial results for the fiscal fourth quarter ended December 25, 2011.

Financial results are being presented on a continuing operations basis, excluding the discontinued FSX and logistics operations. Per-share amounts reflect a 1-for-25 reverse stock split, effective December 7, 2011.

Comparison of GAAP and Non-GAAP Results from Continuing Operations	Quarters Ended
(in millions, except per share data)*	12/25/2011	12/26/2010

GAAP:
Operating revenue	$264.1	$256.1
Net income (loss)	$74.2	$(43.6)
Net income (loss) per diluted share	$24.14	$(35.49)

Non-GAAP:*
EBITDA	$108.1	$(17.1)
Adjusted EBITDA	$18.9	$19.8
Adjusted net loss	$(14. 6)	$(6.8)
Adjusted net loss per share	$(4.74)	$(5.54)

*	See attached schedules for reconciliation of fourth-quarter 2011 and 2010 reported GAAP results to Non-GAAP results.

On a GAAP basis, the fourth-quarter net income from continuing operations totaled $74.2 million, or $24.14 per diluted share, on revenue from continuing operations of $264.1 million. On an adjusted basis, the company recorded a fourth-quarter net loss from continuing operations of $14.6 million, or $4.74 per diluted share, after adjustments totaling $(88.8) million, after tax, or $(28.88) per share. The adjustments reflect the elimination of accounting gains totaling $103.3 million that were partially offset by charges totaling $14.5 million. The gains related to marking the conversion feature in the company’s convertible debt to fair value, the net gain on extinguishment of debt, and a reduction of the goodwill impairment charge recorded in the third quarter. The charges included antitrust legal settlements and expenses, an equipment impairment charge and severance costs. (See reconciliation tables for specific line-item amounts.)

Due to qualitative and quantitative indicators including the announced shutdown of the company’s FSX service and a deterioration in earnings in 2011, the company recorded an

Horizon Lines 4th Quarter 2011	Page 2 of 13

estimated goodwill impairment charge of $117.5 million in the third quarter of 2011. The final impairment charge of $115.3 million was determined in the fourth quarter of 2011, resulting in a $2.2 million reduction in the third-quarter estimate.

Horizon Lines reported a 2010 fourth-quarter net loss from continuing operations of $43.6 million, or $35.49 per basic share, on revenue of $256.1 million. On an adjusted basis, the net loss from continuing operations totaled $6.8 million, or $5.54 per basic share, after excluding charges for antitrust-related legal settlements and expenses, severance related to a non-union workforce reduction, impairment charges and tax adjustments totaling $36.8 million, or $29.95 per share. (See reconciliation tables for specific line-item amounts.)

Container volume for the 2011 fourth quarter totaled 60,279 loads, a 5.8% decrease from 63,977 loads for the same period a year ago. The volume decline resulted from an additional week in the 2010 fourth quarter. Excluding the extra week, fourth-quarter 2011 container volume increased 0.2% from 60,133 loads a year ago. Alaska volume was flat, while Hawaii and Puerto Rico were up slightly, excluding the extra week.

Container rates, net of fuel, were $3,136 for the 2011 fourth quarter, up slightly from $3,126 a year ago.

“Our fourth-quarter operating performance from continuing operations was relatively stable when compared with a year ago, as both container volumes and rates reflected marginal improvement on a comparable 52-week basis,” said Stephen H. Fraser, interim President and Chief Executive Officer. “Our financial performance was pressured by high fuel prices, the ongoing recession in Puerto Rico, severe winter weather in Alaska, and increased expenses from incremental lift and equipment costs resulting from the expiration of certain of our Maersk agreements. Despite these challenges, our company produced adjusted EBITDA in the fourth quarter that nearly matched last year’s performance, as we maintained our focus on disciplined cost management and customer service excellence.”

As previously disclosed, Horizon Lines terminated its FSX trans-Pacific service during the fourth quarter of 2011. The service and associated operations were classified as discontinued operations, and the company recorded a pretax restructuring charge of $119.3 million. This charge includes costs to return excess rolling stock equipment, severance, facility lease expense, and vessel charter expense, net of estimated sub-charter income.

Fourth-Quarter 2011 Financial Highlights

•

Operating Revenue – Fourth-quarter operating revenue from continuing operations increased 3.1% to $264.1 million from $256.1 million a year ago. Fuel surcharges accounted for approximately 22.5% of total revenue in the 2011 fourth quarter, compared with 15.6% in the year-ago quarter. The largest factors in the $8.0 million revenue improvement were: a $19.5 million growth in fuel surcharges, a $1.2 million rise in space charter revenue, and a $0.3 million increase from rate improvements. These gains were partially offset by a $13.0 million revenue decline resulting from an

Horizon Lines 4th Quarter 2011	Page 3 of 13

$11.6 million decrease related to domestic volume shortfalls and a $1.4 million decline in non-transportation revenue. (See 2010-2011 4th-quarter operating revenue bridge in the tables section of this news release.)

•

Operating Income – The GAAP operating loss from continuing operations for the fourth quarter totaled $6.9 million, compared with a loss of $33.0 million a year ago. The 2011 GAAP operating loss includes $14.0 million in charges for antitrust-related legal settlements and expenses, employee severance expense, and equipment impairment charges, partially offset by a $2.2 million gain resulting from a reduction of the goodwill impairment charge recorded in the third quarter. (See reconciliation tables for specific line-item amounts.) The 2010 fourth-quarter GAAP operating loss includes $36.8 million in charges for antitrust-related legal settlements and expenses, restructuring costs related to a non-union workforce reduction, equipment impairment charge, and costs for union employee severance. Adjusting for these items, the fourth-quarter 2011 adjusted operating income from continuing operations totaled $4.9 million, compared with $3.8 million a year ago. Fourth-quarter 2011 operating results were negatively impacted by reduced container volumes, additional equipment and container lift expense after the termination in 2010 of various Maersk agreements, and weather-related vessel incidents. These negative factors were partly offset by partial recovery of increased fuel costs, ongoing cost-savings initiatives, reduced vessel labor and leasing costs, and improved overhead.

•

EBITDA – EBITDA from continuing operations totaled $108.1 million for the 2011 fourth quarter, compared with a loss of $17.1 million for the same period a year ago. Adjusted EBITDA from continuing operations for the fourth quarter of 2011 was $18.9 million, compared with $19.8 million for 2010. EBITDA and adjusted EBITDA for the 2011 and 2010 fourth quarters were impacted by the same factors affecting operating income. Additionally, 2011 adjusted EBITDA excluded net gains of $101.1 million related to the company’s debt refinancing transaction and marking the conversion feature in the company’s convertible debt to fair value. (See 2010-2011 4th-quarter adjusted EBITDA bridge in the tables section of this news release.)

•

Shares Outstanding – The company had a weighted daily average of 2.2 million basic and 3.1 million fully diluted shares outstanding for the fourth quarter of 2011, compared with 1.2 million basic and 1.2 million fully diluted shares outstanding for the fourth quarter a year ago. Shares outstanding reflect a 1-for-25 reverse stock split approved at a special meeting of stockholders on December 2, 2011, and made effective on December 7, 2011.

•

Full-Year Results – For the full fiscal year ended December 25, 2011, operating revenue from continuing operations increased 2.7% to $1.03 billion from $1.0 billion for fiscal 2010. Fiscal 2010 contained 53 weeks, compared with 52 weeks for 2011. EBITDA from continuing operations totaled $60.9 million compared with $63.4 million a year ago. Adjusted EBITDA for 2011 totaled $82.1 million, after excluding charges totaling $126.3 million for goodwill impairment, antitrust-related legal expenses, severance, and asset impairment, which were partially offset by the inclusion of $105.1 million of net gains related to marking the conversion feature in the company’s

Horizon Lines 4th Quarter 2011	Page 4 of 13

convertible debt to fair value, refinancing of the company’s debt and adjustments to legal settlements. Adjusted EBITDA for the 2010 full year totaled $106.0 million. Excluded from the adjusted 2010 EBITDA were charges totaling $42.6 million related to antitrust-related legal settlements and expenses, equipment impairment and severance. (See reconciliation tables for specific line-item amounts.) The net loss from continuing operations for 2011 totaled $53.2 million, or $36.33 per basic share, compared with $35.6 million, or $29.01 per basic share, for the prior year. The 2011 adjusted net loss from continuing operations totaled $31.9 million, or $21.76 per basic share, compared with adjusted net income from continuing operations of $6.6 million, or $5.40 per basic share, for 2010.

Liquidity, Credit Facility Compliance & Debt Structure

As of December 25, 2011, the company had total liquidity of $74.0 million, consisting of cash of $21.1 million and $52.9 million available under its asset-based loan (ABL) revolving credit facility. Funded debt outstanding totaled $612.8 million, consisting of: $225.0 million of 11.00% first-lien secured notes due October 15, 2016; $100.0 million of second-lien secured notes due October 15, 2016, bearing interest at 13.00% if paid in cash, 14.00% if paid 50% in cash and 50% in kind, and 15.00% if paid in kind with additional second-lien secured notes; and $278.1 million of 6.00% convertible secured notes due April 15, 2017. Also remaining outstanding were $2.2 million of 4.25% convertible notes due August 15, 2012, and a $7.5 million capital lease. The company’s weighted average interest rate for funded debt was 9.02%. Availability under the asset-based-loan (ABL) revolving credit facility is based on a percentage of eligible accounts receivable and customary reserves, with a maximum of $100 million. Letters of credit issued against the ABL facility totaled $19.6 million at December 25, 2011, but there were no outstanding borrowings.

On January 11, 2012, the company completed a mandatory debt-to-equity conversion of a portion of the 6.00% convertible secured notes due October 15, 2016. The conversion reduced funded debt outstanding by $49.7 million.

Additionally, on April 9, 2012, the company completed transactions with more than 99% of its noteholders, and with Ship Finance International Limited (“SFL”) and certain of its subsidiaries, to substantially deleverage the company’s balance sheet and terminate vessel charter obligations related to its discontinued trans-Pacific service. These simultaneous transactions convert virtually all of the remaining $228.4 million of the Company’s 6.00% Series A and Series B Convertible Secured Notes, partially offset by the issuance of $40.0 million of debt to SFL as part of the full settlement of the vessel charter obligations, resulting in a net debt reduction of $188.4 million. The Company’s earnings and cash flows will be further improved by the termination of $32.0 million in annual vessel charter obligations for the five ships, as well as the elimination of approximately $3.0 million of annual lay-up costs for the idle vessels. As a result of the transactions, the company’s total funded debt outstanding has been reduced to approximately $404.4 million.

Please see attached schedules for the reconciliation of fourth-quarter and full-year 2011 and 2010 reported GAAP results and Non-GAAP adjusted results.

Horizon Lines 4th Quarter 2011	Page 5 of 13

2012 Outlook

The company currently projects that 2012 container volumes will increase modestly, in the 1-2% range, and rate, net of fuel, will increase slightly from 2011 levels. Fuel prices for 2012 are projected in the $730-$735 per ton range, excluding costs for low sulfur fuel that will be required in the Alaska Tradelane, effective August 1, 2012. Fuel costs averaged $631 per ton for 2011.

In 2012, the company currently projects adjusted EBITDA of approximately $75.0 million. The expected decline from 2011 adjusted EBITDA is primarily due to fuel and duplicate vessel operating expenses associated with the planned dry-docking of three vessels in Asia, lower terminal services revenues, and projections of continued slow economic growth. (See 2012 Adjusted EBITDA reconciliation in the tables section of this press release.)

Use of Non-GAAP Measures

Horizon Lines reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also believes that the presentation of certain non-GAAP measures, i.e., EBITDA, free cash flow and results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance without the impact of significant special items. The company further feels these non-GAAP measures enhance the user’s overall understanding of the company’s current financial performance relative to past performance and provide a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company’s reported GAAP results.

About Horizon Lines

Horizon Lines, Inc. is one of the nation’s leading domestic ocean shipping companies and the only ocean cargo carrier serving all three noncontiguous domestic markets of Alaska, Hawaii and Puerto Rico from the continental United States. The company maintains a fleet of 15 fully Jones Act qualified vessels and operates five port terminals in Alaska, Hawaii and Puerto Rico. A trusted partner for many of the nation’s leading retailers, manufacturers and U.S. government agencies, Horizon Lines provides reliable transportation services that leverage its unique combination of ocean transportation and inland distribution capabilities to deliver goods that are vital to the prosperity of the markets it serves. The company is based in Charlotte, NC, and its stock trades on the over-the-counter market under the symbol HRZL.

Forward Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are those that do not relate solely to historical fact. They include, but

Horizon Lines 4th Quarter 2011	Page 6 of 13

are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “anticipate,” “plan,” “targets,” “projects,” “will,” “expect,” “would,” “could,” “should,” “may,” and similar expressions or phrases identify forward-looking statements.

Factors that may cause expected results or anticipated events or circumstances discussed in this press release to not occur or to differ from expected results include: our ability to maintain adequate liquidity to operate our business; our ability to make interest payments on our outstanding indebtedness; failure to comply with the terms of our probation imposed by the court in connection with our pleas relating to antitrust and environmental matters; volatility in fuel prices; decreases in shipping volumes; the reaction of our customers and business partners to our announcements and filings, including those referred to herein; government investigations related to (i) the imposition of fuel surcharges in connection with government contracts, (ii) regulations covering products transported on our vessels, including the FDA and USDA, or (iii) any other government investigations and legal proceedings; suspension or debarment by the federal government; compliance with safety and environmental protection and other governmental requirements; increased inspection procedures and tighter import and export controls; repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act; catastrophic losses and other liabilities; our ability to integrate new and retain existing management; the successful start-up of any Jones-Act competitor; failure to comply with the various ownership, citizenship, crewing, and U.S. build requirements dictated by the Jones Act; the arrest of our vessels by maritime claimants; severe weather and natural disasters; and the aging of our vessels and unexpected substantial dry-docking or repair costs for our vessels.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. The forward-looking statements included in the press release are made only as of the date they are made and the company undertakes no obligation to update any such statements, except as otherwise required by applicable law. See the section entitled “Risk Factors” in our 2011 Form 10-K filed with the SEC on April 10, 2012, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

(Tables Follow)

Horizon Lines 4th Quarter 2011	Page 7 of 13

Horizon Lines, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 25, 2011	December 26, 2010
Assets
Current assets
Cash	$21,147	$2,751
Accounts receivable, net of allowance of $6,416 and $6,760 at December 25, 2011 and December 26, 2010, respectively	105,949	94,181
Materials and supplies	28,091	24,332
Deferred tax asset	10,608	2,757
Assets of discontinued operations	12,975	56,773
Other current assets	7,196	6,435

Total current assets	185,966	187,229
Property and equipment, net	167,145	179,997
Goodwill	198,793	314,149
Intangible assets, net	69,942	80,824
Other long-term assets	17,963	23,577

Total assets	$639,809	$785,776

Liabilities and Stockholders’ (Deficiency) Equity
Current liabilities
Accounts payable	$31,683	$39,509
Current portion of long-term debt, including capital lease	6,107	508,793
Accrued vessel rent	13,652	3,697
Current liabilities of discontinued operations	45,313	15,381
Other accrued liabilities	97,097	100,721

Total current liabilities	193,852	668,101
Long-term debt, including capital lease, net of current portion	509,741	7,530
Deferred rent	13,553	18,026
Deferred tax liability	10,702	4,457
Liabilities of discontinued operations	51,293	338
Other long-term liabilities	26,654	47,532

Total liabilities	805,795	745,984

Stockholders’ (deficiency) equity
Preferred stock, $.01 par value, 30,500 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized, 2,421 shares issued and 2,269 shares outstanding as of December 25, 2011 and 1,382 shares issued and 1,230 shares outstanding as of December 26, 2010	605	345
Treasury stock, 152 shares at cost	(78,538)	(78,538)
Additional paid in capital	213,135	193,266
Accumulated deficit	(303,260)	(73,843)
Accumulated other comprehensive income (loss)	2,072	(1,438)

Total stockholders’ (deficiency) equity	(165,986)	39,792

Total liabilities and stockholders’ (deficiency) equity	$639,809	$785,776

Horizon Lines 4th Quarter 2011	Page 8 of 13

Horizon Lines, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Quarters Ended		Year Ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
Operating revenue	$264,084	$256,131	$1,026,164	$1,000,055
Operating expense:
Vessel	80,098	71,935	311,645	276,351
Marine	50,929	51,345	194,002	188,086
Inland	46,984	48,090	179,583	175,394
Land	37,877	36,865	144,072	142,299
Rolling stock rent	10,327	10,183	40,727	38,330

Cost of services (excluding depreciation expense)	226,215	218,418	870,029	820,460
Depreciation and amortization	10,527	11,536	42,883	43,563
Amortization of vessel dry-docking	3,505	4,380	15,376	15,014
Selling, general and administrative	19,404	20,467	82,125	79,930
Goodwill impairment	(2,150)	—	115,356	—
Impairment charge	179	856	2,997	2,655
Legal settlements	12,719	32,270	(5,483)	32,270
Restructuring charge	—	1,843	—	1,843
Miscellaneous expense (income), net	612	(644)	737	(574)

Total operating expense	271,011	289,126	1,124,020	995,161
Operating (loss) income	(6,927)	(32,995)	(97,856)	4,894
Other expense:
Interest expense, net	18,633	10,608	55,677	40,117
Gain on extinguishment/modification of debt	(16,650)	—	(16,017)	—
Gain on change in value of debt conversion features	(84,480)	—	(84,480)	—
Other expense, net	97	8	32	27

Income (loss) from continuing operations before income tax (benefit) expense	75,473	(43,611)	(53,068)	(35,250)
Income tax expense	1,267	36	126	324

Income (loss) from continuing operations	74,206	(43,647)	(53,194)	(35,574)
Loss from discontinued operations	(137,769)	(12,475)	(176,223)	(22,395)

Net loss	$(63,563)	$(56,122)	$(229,417)	$(57,969)

Basic net loss income per share:
Continuing operations	$34.43	$(35.49)	$(36.33)	$(29.01)
Discontinued operations	(63.93)	$(10.14)	(120.37)	$(18.27)

Basic net loss per share	$(29.50)	$(45.63)	$(156.70)	$(47.28)

Diluted net income (loss) income per share:
Continuing operations	$24.14	$(35.49)	$(36.33)	$(29.01)
Discontinued operations	(44.82)	(10.14)	(120.37)	(18.27)

Diluted net income (loss) per share	$(20.68)	$(45.63)	$(156.70)	$(47.28)

Number of shares used in calculation:
Basic	2,155	1,230	1,464	1,226
Diluted	3,074	1,230	1,464	1,226

Dividends declared per common share	$—	$1.25	$—	$5.00

Horizon Lines 4th Quarter 2011	Page 9 of 13

Horizon Lines, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Years Ended
	December 25, 2011	December 26, 2010
Cash flows from operating activities:
Net loss from continuing operations	$(53,194)	$(35,574)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	22,566	22,865
Amortization of other intangible assets	20,317	20,698
Amortization of vessel dry-docking	15,376	15,014
Amortization of deferred financing costs	3,955	3,412
Goodwill impairment	115,356	—
Gain on change in value of conversion features	(84,480)	—
Impairment charge	2,997	2,655
Restructuring charge	—	1,843
Legal settlement	(5,483)	32,270
Gain on modification of debt	(16,017)	—
Deferred income taxes	162	148
Gain on equipment disposals	(935)	(47)
Gain on sale of interest in joint venture	—	(724)
Stock-based compensation	677	2,122
Accretion of interest on convertible notes	11,972	11,060
Accretion of interest on legal settlements	810	—
Changes in operating assets and liabilities:
Accounts receivable	(11,417)	1,236
Materials and supplies	(4,084)	(44)
Other current assets	3,148	(1,164)
Accounts payable	(7,826)	1,538
Accrued liabilities	(6,274)	6,210
Vessel rent	5,482	(5,199)
Vessel dry-docking payments	(12,547)	(19,110)
Accrued legal settlements	(8,518)	(5,000)
Other assets/liabilities	(3,495)	(768)

Net cash (used in) provided by operating activities from continuing operations	(11,452)	53,441
Net cash used in operating activities from discontinued operations	(50,588)	(17,008)

Cash flows from investing activities:
Purchases of property and equipment	(15,111)	(15,991)
Proceeds from the sale of property and equipment	2,274	454
Proceeds from the sale of interest in joint venture	—	1,100

Net cash used in investing activities from continuing operations	(12,837)	(14,437)
Net cash used in investing activities from discontinued operations	(705)	(545)

Cash flows from financing activities:
Borrowing under revolving credit facility	104,500	108,800
Payments on revolving credit facility	(204,500)	(108,800)
Proceeds from issuance of First Lien Notes	225,000	—
Proceeds from issuance of Second Lien Notes	100,000	—
Payments on long-term debt	(93,750)	(18,750)
Payments of financing costs	(35,644)	(75)
Payments on capital lease obligations	(1,628)	(124)
Dividends to stockholders	—	(6,281)
Common stock issued under employee stock purchase plan	—	111

Net cash provided by (used in) financing activities	93,978	(25,119)

Net increase in cash from continuing operations	69,689	13,885
Net decrease in cash from discontinued operations	(51,293)	(17,553)

Net increase (decrease) in cash	18,396	(3,668)
Cash at beginning of period	2,751	6,419

Cash at end of period	$21,147	$2,751

Horizon Lines 4th Quarter 2011	Page 10 of 13

Horizon Lines, Inc.

Adjusted Operating Income Reconciliation

($ in Thousands)

	Quarter Ended December 25, 2011	Quarter Ended December 26, 2010	Year Ended December 25, 2011	Year Ended December 26, 2010
Operating (Loss) Income	$(6,927)	$(32,995)	$(97,856)	$4,894

Adjustments:
Legal Settlements	12,719	32,270	(5,483)	32,270
Antitrust Legal Expenses	674	1,780	4,480	5,243
Union/Other Severance	424	98	3,470	542
Impairment Charge	179	856	2,997	2,655
Refinancing Costs	—	—	905	—
Restructuring Charge	—	1,843	—	1,843
Goodwill Impairment	(2,150)	—	115,356	—

Total Adjustments	11,846	36,847	121,725	42,553

Adjusted Operating Income	$4,919	$3,852	$23,869	$47,447

Horizon Lines, Inc.

Adjusted Net (Loss) Income Reconciliation

($ in Thousands)

	Quarter Ended December 25, 2011	Quarter Ended December 26, 2010	Year Ended December 25, 2011	Year Ended December 26, 2010
Net (Loss)	$(63,563)	$(56,122)	$(229,417)	$(57,969)
Net (Loss) from Discontinued Operations	(137,769)	(12,475)	(176,223)	(22,395)

Net Income (Loss) from Continuing Operations	74,206	(43,647)	(53,194)	(35,574)

Adjustments:
Legal Settlements	12,719	32,270	(5,483)	32,270
Antitrust Legal Expenses	674	1,780	4,480	5,243
Union/Other Severance	424	98	3,470	542
Accretion of Legal Settlement	263	—	810	—
Impairment Charge	179	856	2,997	2,655
Restructuring Charge	—	1,843	—	1,843
Goodwill Impairment	(2,150)	—	115,356	—
Gain on Modification/Extinguishment of Debt/Other Refinancing Costs	(16,650)	—	(15,112)	—
Gain on Change in Value of Conversion Features	(84,480)	—	(84,480)	—
Tax Impact of Adjustments	207	(30)	(717)	(369)

Total Adjustments	(88,814)	36,817	21,321	42,184

Adjusted Net (Loss) Income from Continuing Operations	$(14,608)	$(6,830)	$(31,873)	$6,610

Horizon Lines 4th Quarter 2011	Page 11 of 13

Horizon Lines, Inc.

Adjusted Net (Loss) Income Per Share Reconciliation

	Quarter Ended December 25, 2011	Quarter Ended December 26, 2010	Year Ended December 25, 2011	Year Ended December 26, 2010
Net (Loss) Per Share	$(20.68)	$(45.63)	$(156.70)	$(47.28)
Net (Loss) Per Share from Discontinued Operations	(44.82)	(10.14)	(120.37)	(18.27)

Net Income (Loss) Per Share from Continuing Operations	24.14	(35.49)	(36.33)	(29.01)

Adjustments Per Share:
Legal Settlements	4.14	26.24	(3.75)	26.32
Antitrust Legal Expenses	0.22	1.45	3.06	4.28
Union/Other Severance	0.14	0.08	2.37	0.44
Accretion of Legal Settlement	0.09	—	0.55	—
Impairment Charge	0.06	0.70	2.05	2.17
Restructuring Charge	—	1.50	—	1.50
Goodwill Impairment	(0.70)	—	78.80	—
Gain on Modification/Extinguishment of Debt/Other Refinancing Costs	(5.42)	—	(10.32)	—
Gain on Change in Value of Conversion Features	(27.48)	—	(57.70)	—
Tax Impact of Adjustments	0.07	(0.02)	(0.49)	(0.30)

Total Adjustments	(28.88)	29.95	14.57	34.41

Adjusted Net (Loss) Income Per Share from Continuing Operations	$(4.74)	$(5.54)	$(21.76)	$5.40

Note: In periods where there is net income per share from continuing operations, per-share amounts are calculated using diluted shares; in periods where there is a net loss per share from continuing operations, per-share amounts are calculated using basic shares.

Horizon Lines, Inc.

EBITDA and Adjusted EBITDA Reconciliation

($ in Thousands)

	Quarter Ended December 25, 2011	Quarter Ended December 26, 2010	Year Ended December 25, 2011	Year Ended December 26, 2010
Net (Loss)	$(63,563)	$(56,122)	$(229,417)	$(57,969)
Net (Loss) from Discontinued Operations	(137,769)	(12,475)	(176,223)	(22,395)

Net Income (Loss) from Continuing Operations	74,206	(43,647)	(53,194)	(35,574)

Interest Expense, Net	18,633	10,608	55,677	40,117
Tax Expense	1,267	36	126	324
Depreciation and Amortization	14,032	15,916	58,259	58,577

EBITDA	108,138	(17,087)	60,868	63,444
Legal Settlements	12,719	32,270	(5,483)	32,270
Antitrust Legal Expenses	674	1,780	4,480	5,243
Union/Other Severance	424	98	3,470	542
Impairment Charge	179	856	2,997	2,655
Restructuring Charge	—	1,843	—	1,843
Goodwill Impairment	(2,150)	—	115,356	—
Gain on Modification/Extinguishment of Debt/Other Refinancing Costs	(16,650)	—	(15,112)	—
Gain on Change in Value of Conversion Features	(84,480)	—	(84,480)	—

Adjusted EBITDA	$18,854	$19,760	$82,096	$105,997

Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance and (ii) EBITDA is a measure used by our management team to make day-to-day operating decisions. Adjusted EBITDA excludes certain charges in order to evaluate our operating performance, for making day-to-day operating decisions and w hen determining the payment of discretionary bonuses.

Horizon Lines 4th Quarter 2011	Page 12 of 13

Horizon Lines, Inc.

Operating Revenue Change for Continuing Operations

($ in millions)

	Fourth Quarter	Full Year

2010 Operating Revenue	$256.1	$1,000.1
Fuel Surcharges	19.5	54.2
Space Charter	1.2	(0.7)
Revenue Container Rate Increase (Decrease)	0.3	(0.7)
Other Non-Transportation Service Revenue	(1.4)	2.6
Revenue Container Volume Decrease	(11.6)	(29.3)

2011 Operating Revenue	$264.1	$1,026.2

Total Increase	$8.0	$26.1

Horizon Lines, Inc.

Adjusted EBITDA Change for Continuing Operations

($ in millions)

	Fourth Quarter	Full Year

2010 Adjusted EBITDA	$19.8	$106.0
Volume Shortfall	(7.0)	(16.9)
Equipment/Lift Costs Required after Maersk Agreements Termination	(2.8)	(12.1)
Vessel Incidents / Weather	(1.3)	—
Rate, Net of Fuel, Change	(2.3)	(10.2)
Maintenance	(0.1)	(0.9)
Sale of Joint Venure	—	(0.7)
Non-Transportation Revenue	0.1	2.1
Space Charter	0.7	(0.2)
Vessel Operating Costs	1.5	3.8
Cost Savings Initiatives	3.7	10.6
Fuel Recovery	6.3	0.6
Other	0.3	—

2011 Adjusted EBITDA	$18.9	82.1

Total Decrease	$(0.9)	(23.9)

Horizon Lines 4th Quarter 2011	Page 13 of 13

Horizon Lines, Inc.

2012 Estimated EBITDA and Adjusted EBITDA Reconciliation

($ in Thousands)

2012
Net Loss	$(34,201)
Net Loss from Discontinued Operations	(5,713)

Net Income Loss from Continuing Operations	(28,488)

Interest Expense, Net (1)	55,991
Tax Benefit	(267)
Depreciation and Amortization	55,906
EBITDA	83,142
Antitrust Legal Expenses	2,076
Severance	1,125
Gain on Conversion of Series B Notes	(11,343)

Adjusted EBITDA	$75,000

Note: The 2012 projections exclude the gain or loss from the April 2012 conversion of the Series A and Series B Convertible Notes and the change in restructuring charge resulting from the vessel charter termination agreement with SFL, as the company is still in the process of quantifying the financial statement impact.

(1)	Includes non-cash accretion, deferred financing amortization and payment-in-kind. Cash interest payments are expected to approximate $29.5 million.

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